CONTACT:
Sherry Lauderback
VP, Investor Relations & Communications
(248) 631-5506
sherrylauderback@trimascorp.com

TRIMAS REPORTS THIRD QUARTER 2018 RESULTS
Delivers Solid Sales and Earnings Growth; Raises 2018 Sales and EPS Guidance
BLOOMFIELD HILLS, Michigan, October 30, 2018 - TriMas (NASDAQ: TRS) today announced financial results for the quarter ended September 30, 2018.
Third Quarter 2018 Highlights

•	Increased net sales by 6.9% to $223.8 million

•	Increased operating profit to $29.9 million, while adjusted operating profit(1) increased by 4.2% to $30.2 million

•	Increased diluted EPS to $0.49, while adjusted diluted EPS(1) increased by 23.1% to $0.48

•	Raised full year 2018 EPS guidance to $1.72 to $1.78, with the new midpoint representing an increase of approximately 25% over 2017
Third Quarter 2018
TriMas reported third quarter net sales of $223.8 million, an increase of 6.9% compared to $209.3 million in third quarter 2017. The Company reported operating profit of $29.9 million in third quarter 2018 compared to $28.3 million in third quarter 2017. Adjusting for Special Items(1), third quarter 2018 adjusted operating profit was $30.2 million, an increase of 4.2% compared to the prior year period, as the favorable impact of volume increases was partially offset by higher commodity costs.
The Company reported third quarter 2018 net income of $22.7 million, or $0.49 per diluted share, compared to net income of $13.1 million, or $0.29 per diluted share, in third quarter 2017. Third quarter 2018 adjusted net income(1) was $22.3 million, or $0.48 per diluted share, an increase of 25.6% compared to $17.7 million, or $0.39 per diluted share, in the prior year period.
"We are pleased to report another strong quarter with our global team delivering results ahead of expectations," said Thomas Amato, TriMas President and Chief Executive Officer. "We achieved approximately 7% organic sales and 23% adjusted earnings per share growth compared to the prior year, while generating solid cash flow, further strengthening our balance sheet. We continue to be encouraged by the overall demand environment, and believe our investments in growth initiatives are gaining traction across our businesses."
"During the first nine months of the year, we successfully overcame the impact of higher commodity costs through improved operating performance, incremental volumes and commercial actions, increasing earnings while mitigating much of the pressure on margins. We will continue to aggressively manage these unplanned costs as we move forward throughout the remainder of the year."
"Based on our results to date and current expectations, we are increasing our full year 2018 sales and earnings per share guidance. We will continue to execute our plan by driving the performance of our businesses under the TriMas Business Model, assess opportunities to better position our businesses and TriMas strategically, and drive strong cash flow conversion to further enhance our capital allocation alternatives," Amato concluded.
Financial Position
TriMas reported total debt of $293.3 million as of September 30, 2018, compared to $336.6 million as of September 30, 2017, a reduction of $43.3 million. In addition, the Company reduced Net Debt(2) by $98.1 million to $213.7 million, compared to $311.8 million as of September 30, 2017. TriMas ended third quarter 2018 with $79.6 million of cash and $364.5 million of cash and aggregate availability under its revolving credit facility, and a leverage ratio of 1.5x compared to 2.1x as of September 30, 2017, as defined in the Company's credit agreement.

In the three and nine months ended September 30, 2018, the Company purchased 23,191 and 124,138 shares of its outstanding common stock for approximately $0.7 million and $3.6 million, respectively. The Company has approximately $46 million remaining on its November 2015 share buyback authorization as of September 30, 2018.

The Company reported net cash provided by operations of $31.5 million for third quarter 2018 compared to $23.1 million in third quarter 2017. As a result, the Company reported Free Cash Flow(3) of $27.4 million for third quarter 2018, compared to $22.0 million in third quarter 2017. Please see Appendix I for further details.

Third Quarter Segment Results

Packaging (Approximately 42% of TriMas September 30, 2018 LTM sales)
TriMas' Packaging segment, which consists primarily of the Rieke® brand, develops and manufactures specialty dispensing and closure products for the health, beauty and home care, food and beverage, and industrial markets. Net sales for the third quarter increased 6.4% compared to the year ago period, primarily as a result of higher sales of health, beauty and home care, and industrial products, related to new product introductions and continued growth in Asia. Third quarter operating profit and the related margin percentage decreased, as the favorable impact of increased sales levels was more than offset by the impact of higher material costs and a less favorable product sales mix.
Aerospace (Approximately 21% of TriMas September 30, 2018 LTM sales)

TriMas' Aerospace segment, which includes the Monogram Aerospace Fasteners™, Allfast Fastening Systems®, Mac Fasteners™ and Martinic Engineering™ brands, develops, qualifies and manufactures highly-engineered, precision fasteners and machined products to serve the aerospace market. Net sales for the third quarter increased 1.1% compared to the year ago period, as increased demand more than offset the impact of the decision to exit less profitable machined components. Third quarter operating profit and the related margin percentage increased as a result of the impact of continued production efficiencies, higher sales levels and a more favorable product sales mix, which were partially offset by incremental costs and temporary inefficiencies related to negotiating and finalizing a revised collective bargaining agreement, which now extends to 2021, at one of the U.S. plants.

Specialty Products (Approximately 37% of TriMas September 30, 2018 LTM sales)

TriMas' Specialty Products segment, which includes the Norris Cylinder™, Lamons® and Arrow® Engine brands, designs, manufactures and distributes highly-engineered steel cylinders, sealing and fastener products, and wellhead engines and compression systems for use within the industrial, petrochemical, and oil and gas exploration and refining markets. Third quarter net sales increased by 11.6% compared to the year ago period, with higher sales levels of all brands due to refocused commercial efforts and increased end market demand. Third quarter operating profit and the related margin level increased, as the impact of higher sales levels and prior realignment actions offset the impact of higher material costs.
Outlook
The Company raised its full year 2018 sales and earnings per share guidance. The Company increased its 2018 full year organic sales growth estimate to ~6% compared to 2017, from the previous guidance of ~5%. The Company also raised its 2018 full year diluted earnings per share range to $1.72 to $1.78 from the previous range of $1.65 to $1.75, and compared to its previous guidance provided in February 2018 of $1.60 to $1.75. The Company continues to expect 2018 Free Cash Flow(2) to be greater than 120% of net income. All of the above amounts considered as 2018 guidance are after adjusting for any current or future amounts that may be considered Special Items.

Conference Call Information
TriMas will host its third quarter 2018 earnings conference call today, Tuesday, October 30, 2018, at 10 a.m. ET. The call-in number is (877) 260-1479. Participants should request to be connected to the TriMas third quarter 2018 earnings conference call (Confirmation Code #6060513). The conference call will also be simultaneously webcast via TriMas' website at www.trimascorp.com, under the "Investors" section, with an accompanying slide presentation. A replay of the conference call will be available on the TriMas website or by dialing (888) 203-1112 (Replay Passcode #6060513) beginning October 30, 2018 at 3 p.m. ET through November 6, 2018 at 3 p.m. ET.

Notice Regarding Forward-Looking Statements
Any "forward-looking" statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, contained herein, including those relating to the Company’s business, financial condition or future results, involve risks and uncertainties with respect to, including, but not limited to: general economic and currency conditions; material and energy costs; risks and uncertainties associated with intangible assets, including goodwill or other intangible asset impairment charges; competitive factors; future trends; the Company’s ability to realize its business strategies; the Company’s ability to identify attractive acquisition candidates, successfully integrate acquired operations or realize the intended benefits of such acquisitions; the performance of subcontractors and suppliers; supply constraints; market demand; technology factors; intellectual property factors; litigation; government and regulatory actions, including, but not limited to, the impact of tariffs, quotas and surcharges; the Company’s leverage; liabilities imposed by debt instruments; labor disputes; changes to fiscal and tax policies; contingent liabilities relating to acquisition activities; information technology factors; the disruption of operations from catastrophic or extraordinary events, including natural disasters; the potential impact of Brexit; tax considerations relating to the Cequent spin-off; the Company’s future prospects; and other risks that are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures
In this release, certain non-GAAP financial measures are used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found in Appendix I at the end of this release. Additional information is available at www.trimascorp.com under the “Investors” section.

(1)
Appendix I details certain costs, expenses and other amounts or charges, collectively described as "Special Items," that are included in the determination of net income, earnings per share and/or cash flows from operating activities under GAAP, but that management believes should be separately considered when evaluating the quality of the Company’s core operating results, given they may not reflect the ongoing activities of the business. Management believes that presenting these non-GAAP financial measures, adjusted to remove the impact of Special Items, provides useful information to investors by helping them identify underlying trends in the Company’s businesses and facilitating comparisons of performance with prior and future periods. These non-GAAP financial measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP financial measures.

(2)	The Company defines Net Debt as Total Debt less Cash and Cash Equivalents. Please see Appendix I for additional details.

(3)
The Company defines Free Cash Flow as Net Cash Provided by/Used for Operating Activities, excluding the cash impact of Special Items, less Capital Expenditures. Please see Appendix I for additional details.

About TriMas
TriMas is a diversified industrial manufacturer of products for customers in the consumer products, aerospace, industrial, petrochemical, refinery and oil & gas end markets with approximately 4,000 dedicated employees in 13 countries. We provide customers with a wide range of innovative and quality product solutions through our market-leading businesses, which operate in three segments: Packaging, Aerospace and Specialty Products. The TriMas family of businesses has strong brand names in the markets served, and operates under a common set of values and strategic priorities under the TriMas Business Model. TriMas is publicly traded on the NASDAQ under the ticker symbol “TRS,” and is headquartered in Bloomfield Hills, Michigan. For more information, please visit www.trimascorp.com.

TriMas Corporation
Condensed Consolidated Balance Sheet
(Dollars in thousands)

	September 30, 2018	December 31, 2017
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$79,630	$27,580
Receivables, net	132,630	112,220
Inventories	165,470	155,350
Prepaid expenses and other current assets	8,360	16,120
Total current assets	386,090	311,270
Property and equipment, net	185,080	190,250
Goodwill	316,730	319,390
Other intangibles, net	179,280	194,220
Deferred income taxes	—	9,100
Other assets	9,390	8,970
Total assets	$1,076,570	$1,033,200
Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$77,780	$72,410
Accrued liabilities	50,260	49,470
Total current liabilities	128,040	121,880
Long-term debt, net	293,290	303,080
Deferred income taxes	6,060	5,650
Other long-term liabilities	41,690	58,570
Total liabilities	469,080	489,180
Total shareholders' equity	607,490	544,020
Total liabilities and shareholders' equity	$1,076,570	$1,033,200

TriMas Corporation
Consolidated Statement of Income
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net sales	$223,780	$209,330	$665,790	$622,530
Cost of sales	(162,060)	(150,440)	(478,910)	(452,350)
Gross profit	61,720	58,890	186,880	170,180
Selling, general and administrative expenses	(31,840)	(30,600)	(90,270)	(99,560)
Operating profit	29,880	28,290	96,610	70,620
Other expense, net:
Interest expense	(3,480)	(3,390)	(10,660)	(10,360)
Debt financing and related expenses	—	(6,640)	—	(6,640)
Other income (expense), net	410	(370)	(2,330)	(1,290)
Other expense, net	(3,070)	(10,400)	(12,990)	(18,290)
Income before income tax expense	26,810	17,890	83,620	52,330
Income tax expense	(4,140)	(4,760)	(17,030)	(17,360)
Net income	$22,670	$13,130	$66,590	$34,970
Basic earnings per share:
Net income per share	$0.49	$0.29	$1.45	$0.77
Weighted average common shares—basic	45,850,288	45,721,155	45,850,187	45,669,782
Diluted earnings per share:
Net income per share	$0.49	$0.29	$1.44	$0.76
Weighted average common shares—diluted	46,166,558	46,029,361	46,198,884	45,953,578

TriMas Corporation
Consolidated Statement of Cash Flow
(Unaudited - dollars in thousands)

	Nine months ended September 30,
	2018	2017
Cash Flows from Operating Activities:
Net income	$66,590	$34,970
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on dispositions of assets	70	3,210
Depreciation	18,630	18,890
Amortization of intangible assets	14,600	14,920
Amortization of debt issue costs	1,020	1,030
Deferred income taxes	9,290	2,420
Non-cash compensation expense	4,400	5,090
Debt financing and related expenses	—	6,640
Increase in receivables	(20,060)	(12,700)
Increase in inventories	(10,750)	(580)
Decrease in prepaid expenses and other assets	7,180	7,110
Decrease in accounts payable and accrued liabilities	(6,740)	(8,590)
Other operating activities	(1,140)	240
Net cash provided by operating activities	83,090	72,650
Cash Flows from Investing Activities:
Capital expenditures	(15,890)	(24,120)
Net proceeds from disposition of property and equipment	250	1,800
Net cash used for investing activities	(15,640)	(22,320)
Cash Flows from Financing Activities:
Proceeds from issuance of senior notes	—	300,000
Repayments of borrowings on term loan facilities	—	(257,940)
Proceeds from borrowings on revolving credit and accounts receivable facilities	59,060	353,710
Repayments of borrowings on revolving credit and accounts receivable facilities	(68,490)	(435,250)
Debt financing fees	—	(6,070)
Shares surrendered upon exercise and vesting of equity awards to cover taxes	(2,380)	(480)
Payments to purchase common stock	(3,590)	—
Other financing activities	—	(250)
Net cash used for financing activities	(15,400)	(46,280)
Cash and Cash Equivalents:
Net increase for the period	52,050	4,050
At beginning of period	27,580	20,710
At end of period	$79,630	$24,760
Supplemental disclosure of cash flow information:
Cash paid for interest	$7,840	$9,020
Cash paid for taxes	$5,020	$13,140

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Packaging
Net sales	$95,250	$89,560	$278,540	$259,260
Operating profit	$22,060	$23,140	$64,450	$61,630
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	—	—	—	1,670
Adjusted operating profit	$22,060	$23,140	$64,450	$63,300

Aerospace
Net sales	$49,070	$48,550	$140,500	$141,550
Operating profit	$8,290	$7,810	$20,680	$19,860

Specialty Products
Net sales	$79,460	$71,220	$246,750	$221,720
Operating profit	$7,720	$5,000	$26,610	$11,770
Special Items to consider in evaluating operating profit:
Business restructuring and severance costs	270	470	1,880	10,800
Adjusted operating profit	$7,990	$5,470	$28,490	$22,570

Corporate Expenses
Operating loss	$(8,190)	$(7,660)	$(15,130)	$(22,640)
Special Items to consider in evaluating operating loss:
Business restructuring and severance costs	—	180	—	360
Reversal of legacy related party liability	—	—	(8,150)	—
Adjusted operating loss	$(8,190)	$(7,480)	$(23,280)	$(22,280)

Total Company
Net sales	$223,780	$209,330	$665,790	$622,530
Operating profit	$29,880	$28,290	$96,610	$70,620
Total Special Items to consider in evaluating operating profit	270	650	(6,270)	12,830
Adjusted operating profit	$30,150	$28,940	$90,340	$83,450

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Net Income, as reported	$22,670	$13,130	$66,590	$34,970
Special Items to consider in evaluating quality of net income:
Business restructuring and severance costs	710	440	2,580	12,550
Reversal of legacy related party liability	—	—	(8,150)	—
Debt financing and related expenses	—	6,640	—	6,640
Defined benefit pension plan settlement charge	—	—	2,500	—
Tax reform adjustments(1)	(1,100)	—	(1,100)	—
Income tax effect of Special Items(2)	(10)	(2,480)	1,030	(4,280)
Adjusted net income	$22,270	$17,730	$63,450	$49,880

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Diluted earnings per share, as reported	$0.49	$0.29	$1.44	$0.76
Special Items to consider in evaluating quality of EPS:
Business restructuring and severance costs	0.01	0.01	0.06	0.28
Reversal of legacy related party liability	—	—	(0.18)	—
Debt financing and related expenses	—	0.14	—	0.14
Defined benefit pension plan settlement charge	—	—	0.05	—
Tax reform adjustments(1)	(0.02)	—	(0.02)	—
Income tax effect of Special Items(2)	—	(0.05)	0.02	(0.09)
Adjusted diluted EPS	$0.48	$0.39	$1.37	$1.09
Weighted-average shares outstanding	46,166,558	46,029,361	46,198,884	45,953,578
(1) Additional tax regulations were issued in the three months ended September 30, 2018 related to the Tax Cuts and Jobs Act of 2017, which resulted in a one-time net tax benefit of approximately $1.1 million.
(2) Income tax effect of Special Items is calculated on an item-by-item basis, utilizing the tax rate in the jurisdiction where the Special Item occurred. For the three and nine month periods ended September 30, 2018 and 2017, the income tax effect of Special Items varied from the tax rate inherent in the Company’s reported GAAP results, primarily as a result of certain of the Special Items in each period being incurred in jurisdictions where no tax benefit could be recorded due to valuation allowance assessments.

Appendix I

TriMas Corporation
Additional Information Regarding Special Items Impacting
Reported GAAP Financial Measures
(Unaudited - dollars in thousands)

	Three months ended September 30,
	2018			2017
	As reported	Special Items	As adjusted	As reported	Special Items	As adjusted
Net cash provided by operating activities	$31,470	$470	$31,940	$23,060	$6,170	$29,230
Less: Capital expenditures	(4,570)	—	(4,570)	(7,210)	—	(7,210)
Free Cash Flow	26,900	470	27,370	15,850	6,170	22,020
Net Income	22,670	(400)	22,270	13,130	4,600	17,730
Free Cash Flow as a percentage of net income	119%		123%	121%		124%

	Nine months ended September 30,
	2018			2017
	As reported	Special Items	As adjusted	As reported	Special Items	As adjusted
Net cash provided by operating activities	$83,090	$3,450	$86,540	72,650	$15,000	$87,650
Less: Capital expenditures	(15,890)	—	(15,890)	(24,120)	—	(24,120)
Free Cash Flow	67,200	3,450	70,650	48,530	15,000	63,530
Net Income	66,590	(3,140)	63,450	34,970	14,910	49,880
Free Cash Flow as a percentage of net income	101%		111%	139%		127%

	September 30, 2018	December 31, 2017	September 30, 2017
Long-term debt, net	$293,290	$303,080	$336,560
Less: Cash and cash equivalents	79,630	27,580	24,760
Net Debt	$213,660	$275,500	$311,800